Exhibit 99.1

WRITTEN STATEMENT OF CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned hereby certifies that the Annual Report on Form 11-K for the year ended December 31, 2002, of the Ameritrade Holding Corporation Associates 401(k) Profit Sharing Plan (the “Plan”) filed by Ameritrade Holding Corporation with the Securities and Exchange Commission (“SEC”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan. This written statement is being furnished to the SEC as an exhibit to such Form 11-K.

Dated:	June 26, 2003	/s/ John R. MacDonald John R. MacDonald
Executive Vice President, Chief Financial
Officer and Treasurer, Ameritrade
Holding Corporation
Member, Ameritrade Holding Corporation
Associates 401(k) Profit Sharing Plan
Employee Benefit Plan Administrative
Committee